EXHIBIT 10.4

DEX MEDIA, INC.
2005 SENIOR EXECUTIVE INCENTIVE BONUS PLAN PERFORMANCE TARGETS

     On May 19, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Dex Media, Inc. (the “Company”) established the performance targets relating to the Company’s Senior Executive Incentive Bonus Plan (the “Bonus Plan”) for the year ending December 31, 2005. For the year ending December 31, 2005, the Compensation Committee has determined that 50% of the award under the Bonus Plan will be payable based on the Company’s attainment of certain targets relating to the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) and 50% will be payable based on the Company’s attainment of certain targets relating to the Company’s sold revenue. The Bonus Plan was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 17, 2005.

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